Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund (the "Fund"), certify that, to the best of each such officer's knowledge and belief:

     1.   The Form N-CSR of the Fund for the period ended May 31, 2006
          (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: August 8, 2006
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                                           /s/ Gifford R. Zimmerman
                                               ---------------------------------
                                               Gifford R. Zimmerman
                                               Chief Administrative Officer
                                               (principal executive officer)

                                           /s/ Stephen D. Foy
                                               ---------------------------------
                                               Stephen D. Foy
                                               Vice President, Controller
                                               (principal financial officer)